UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): August 17, 2015

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IZEA, INC.

August 17, 2015

Item 1.01	Entry into a Material Definitive Agreement.

On August 17, 2015, IZEA, Inc. ("IZEA") entered into a settlement agreement on its outstanding patent infringement dispute with Blue Calypso with ending all outstanding litigation between the two companies. Under the agreement, IZEA has agreed to pay Blue Calypso a royalty fee of 4.125% of revenue from IZEA's legacy platforms: SocialSpark, Sponsored Tweets, and WeReward. All of those legacy platforms were discontinued by the end of 2014. Blue Calypso has dismissed with prejudice all pending litigation against IZEA and has granted IZEA a worldwide covenant not to sue covering the IZEAx and Ebyline platforms or any reasonable iteration thereof. IZEA has developed the IZEAx and Ebyline platforms in a manner such that it believes they do not infringe Blue Calypso's current patents.

The total settlement amount is $390,506. IZEA will pay $200,000 to Blue Calypso no later than ten (10) days after the settlement is executed. The balance of $190,506 shall be paid in equal quarterly installments of $47,626.50 over 24 months. The first quarterly installment payment shall be made three months after the date the $200,000 initial installment is made.

The Company issued a press release on August 18, 2015, a full copy of which is included as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release issued by IZEA, Inc. on August 18, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: August 18, 2015	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer